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                                                                   Exhibit 10.12

                                  AMENDMENT TO
                          RESTATED MANAGEMENT AGREEMENT


         This Amendment to Restated Management Agreement ("Amendment") is made effective as of July 15, 1998 ("Effective Date"), between Scripps Health, a California non-profit public benefit corporation, ("Hospital") with an address of 9888 Genesee Avenue, Post Office Box 28, La Jolla, California 92038, and PMR Corporation, a Delaware Corporation, with an office at 501 Washington Street, 5th Floor, San Diego, California 92103 ("PMR"). This Amendment shall be incorporated into the Agreement (as defined hereunder) by reference and shall amend and supplement the terms and conditions of the Agreement. In the event any of the terms and conditions of this Amendment contradict the terms of the Agreement or render any provisions ambiguous, the terms and conditions of this Amendment shall supersede and be controlling.

                                    RECITALS

         1. Hospital and PMR entered into a Restated Management Agreement ("Agreement") dated April 11, 1997 and wish to amend certain terms of the Agreement to enable Hospital to comply with HCFA's interpretation of the Medicare provider-based designation rules and to maintain the provider-based designation status of its Programs under the Agreement, as mandated by HCFA's Region IX, by entering into this Amendment.

                                    AGREEMENT

         NOW, THEREFORE, Hospital and PMR, intending to be legally bound hereby, agree as follows:

1. Common Ownership and Control. The Programs' operation under the Agreement is subject to the ultimate control of the Hospital's Board of Trustees. The Programs shall be operated in accordance with Hospital's governing policies, bylaws, practices and procedures. This provision does not change the parties' initial agreement since the parties have always understood that the Hospital has had control over the Programs and that PMR was bound to manage the Programs in accordance with the Hospital's governing policies, bylaws, practices and procedures.

2. Program Premises. Hospital shall be assigned or sublet the leases of the Program premises (as defined under the Agreement) and shall lease directly, or otherwise own or control, the premises at which all Program services are furnished. Hospital shall be responsible for all costs associated with occupying the Program premises for operation of the Programs.



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3.   Personnel. Hospital shall employ personnel consisting of therapists, nurses, community liaison/intake workers, and care coordinators (collectively, "Personnel") who provide direct patient care to patients of the Program. Personnel shall be subject to the ultimate supervision and complete control of the Administrator of the Hospital and shall be subject exclusively to Hospital's disciplinary process, bylaws, policies and procedures, rules and regulations and all human resource requirements of the Hospital. PMR shall assist Hospital in the transfer to the Hospital of existing Personnel of the Programs who are currently employed by PMR, to the extent the Hospital independently decides to hire such persons. Hospital shall maintain files of the credentials of the Personnel showing an active review of the person's credentials by a person experienced in behavioral health employed by the Hospital. To the extent applicable, those Personnel who are allied health practitioners shall maintain membership in Hospital's allied health practitioner staff. In addition, Personnel shall wear the Hospital's identification badges to the same extent required of other personnel employed by the Hospital (although such badges may be distinguished from employee badges to the extent that the Hospital uniformly gives its personnel distinctive badges). Hospital shall ensure that a copy of the Hospital's rules governing conduct of personnel and other Hospital manuals on premises are maintained at the Program sites and that such rules and manuals are made available to Personnel of the Programs. PMR shall continue to employ or engage the Program Administrator and administrative personnel not involved in the delivery of direct patient care to patients of the Program.

4. Medical Staff Oversight. Hospital shall approve the Programs' Medical Directors who were previously, and continue to be, duly licensed psychiatrists who are active members of the Hospital's medical staff and shall report as necessary or appropriate to the Chief of the Section of Psychiatry, Department of Medicine, of the Hospital. All attending physicians at the Program shall be, as required in the past, members in good standing on the active medical staff of the Hospital. Through the Hospital's organizational structure, which is the same throughout the Hospital's system, the medical staff has ultimate oversight of the Department of Medicine, and controls the quality and credentials of its members who head its inpatient and outpatient departments.

5. Program Administrator. The Program Administrator shall report to and be accountable to the Administrator of the Hospital who is responsible for the Program and other patient care departments of the Hospital and who reports to the Scripps Health Management Team, which includes the Chief Executive Officer, and shall report through the Administrator of the Hospital to the governing body of the Hospital. The Program Administrator shall continue to submit daily reports by facsimile to the Administrator of the Hospital. The Program Administrators shall be required, as required in the past, to attend meetings of the Hospital's department managers and to attend meetings of the behavioral health managers of the Hospital and Scripps Health.


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6.   Medical Records. All patient medical records shall continue to be integrated into the unified records system of the Hospital. Medical records shall be compiled, checked for completeness and retained in accordance with Hospital's policies. The medical record number shall be issued by the Hospital upon a patient's admission to the Program. Medical record forms shall be provided by or approved by the Hospital's Medical Records Committee.


7.   Indemnification.

         (a) Hospital agrees to indemnify, defend and hold PMR (together with its officers, directors, agents, employees and representatives) harmless from and against all claims, demands, causes of action, judgments, damages, costs and expenses (including without limitation, reasonable attorneys' fees and court costs), deficiencies and settlements which relate to matters, actions or omissions arising or occurring as a result of any activity (or lack thereof) of the Hospital or Personnel under this Agreement to the extent that the Personnel or any employee of Hospital is/are responsible for or the cause of such activity (or lack thereof). Hospital agrees to add PMR as an additional insured under its workers compensation, comprehensive general liability and property insurance policies.

         (b) PMR agrees to indemnify, defend and hold Hospital (together with its officers, directors, agents, employees and representatives) harmless from and against all claims, demands, causes of action, judgments, damages, costs and expenses (including without limitation, reasonable attorneys' fees and court costs), deficiencies and settlements which relate to matters, actions or omissions arising or occurring as a result of any activity (or lack thereof) of PMR under this Agreement to the extent that PMR or any employee of PMR is responsible for or the cause of such activity (or lack thereof). PMR agrees to add Hospital as an additional insured under its workers compensation and comprehensive general liability insurance policies.

8. Paragraph 7.1 of the Agreement regarding limitations on hiring is hereby void and of no force and effect; provided however, that the Hospital shall not hire, offer employment or engage any Program Administrator or PMR management personnel during the term of the Agreement and any extension or renewal thereof and for a period of one (1) year thereafter.

9. Paragraph 4 of the Agreement regarding compensation to PMR is amended such that PMR's fee is reduced, as reflected in the revised Exhibit C attached hereto, as a result of the changes set forth in Sections 2 and 3 of this Amendment.


10. The Agreement terminates with respect to the Program sites located in Vista, Chula Vista, and El Centro, California, as of the close of business on July 14, 1998.




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         All other terms and provision of the Agreement shall remain in full force and effect, except as modified herein.




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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year noted above as the Effective Date.

SCRIPPS HEALTH                              PMR CORPORATION




By:/s/ E. J. Rood                           By:/s/ Fred Furman
   -------------------------------             ---------------------------------
Printed Name: E.J. Rood                     Printed Name: Fred D. Furman
              --------------------                        ----------------------
Title: Chief Financial Officer              Title: President
       --------------------------                  -----------------------------



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                              [EXHIBITS EXCLUDED]